Exhibit 32

                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Sanguine Corporation (the "Registrant") on Form 10-KSB for the year ended December 31, 2003, as filed with the Commission on the date hereof (the "Annual Report"), we, Thomas C. Drees, President and Chief Executive Officer and David Nelson, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Dated: 5/5/2005                           /s/Thomas C. Drees
      -----------------                    -------------------------------
                                           Thomas C. Drees
                                           President, Chief Executive Officer
                                           and Director

Dated: 5/5/2005                            /s/David E. Nelson
      -----------------                    -------------------------------
                                           David E. Nelson
                                           Chief Financial Officer,
                                           Secretary/Treasurer and
                                           Director